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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2002

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SIGMA-ALDRICH CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (314) 771-5765

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Item 5. Other Events

On December 19, 2002, Sigma-Aldrich Corporation issued a press release regarding, among other things, the acquisition of the Sigma-Aldrich facility in Milwaukee by WISDOT.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
99.1	Press Release issued December 19, 2002 -- SIGMA-ALDRICH FACILITY IN MILWAUKEE ACQUIRED BY WISDOT; OPERATIONS TO CONTINUE UNTIL MOVE TO NEW, COST EFFICIENT FACILITY IN MILWAUKEE IN 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2002

                                                                                                               SIGMA-ALDRICH CORPORATION

                                                                                                               By: /s/ Karen Miller
                                                                                                               Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 19, 2002 -- SIGMA-ALDRICH FACILITY IN MILWAUKEE ACQUIRED BY WISDOT; OPERATIONS TO CONTINUE UNTIL MOVE TO NEW, COST EFFICIENT FACILITY IN MILWAUKEE IN 2005

Exhibit 99.1

[Letterhead of Sigma-Aldrich]

From: David R. Harvey, Chairman, President and CEO	For questions contact:
Michael R. Hogan, CAO & CFO
(314) 286-8003

FOR IMMEDIATE RELEASE

December 19, 2002

SIGMA-ALDRICH FACILITY IN MILWAUKEE ACQUIRED BY WISDOT; OPERATIONS TO CONTINUE UNTIL MOVE TO NEW, COST EFFICIENT FACILITY IN MILWAUKEE IN 2005

Sigma-Aldrich (NASDAQ: SIAL) announced that the State of Wisconsin's Department of Transportation (WISDOT) has acquired its major St. Paul Avenue production facility in Milwaukee as part of the State's overall project to reconstruct the Marquette Interchange section of that city's freeway system. In a separate agreement, WISDOT has agreed to permit Sigma-Aldrich to lease and continue to operate that existing production facility through July 1, 2005, during which time the Company will design, construct and occupy replacement facilities adjacent to other local sites it currently owns.

The Company will receive $32.5 million in cash and record a one-time after-tax gain of approximately $17 million in its 4th Quarter 2002 financial statements as a result of the sale, but will reinvest that gain and an additional $35 million from its ongoing capital budgets to construct replacement facilities over the next two-and-one-half years. Management expects productivity savings from the more modern and cost effective design of its new facilities to fully offset all incremental costs upon completion of the new facilities in mid-2005.

Sigma-Aldrich intends to relocate the vast majority of its operations on St. Paul Avenue, including those currently conducted in the production facility that has been sold, to new and refurbished facilities at its Teutonia Avenue site in north central Milwaukee. Expansion plans at this site include: the construction of a new 140,000 square foot facility for quality control, R&D and production labs and primary packaging operations; construction of a new 30,000 square foot warehouse; and the refurbishment of an additional 55,000 square feet of existing space to house the Company's existing Milwaukee-based administrative functions.

The Company will also relocate its flavors & fragrances packaging operation to its Emmber Lane facility in the nearby Menomonee Valley section of Milwaukee and its pilot plant operations to existing facilities in Sheboygan, Wisconsin, where it will also construct a new 23,000 square foot warehouse. A modest stable isotopes production operation will be consolidated into a similar Company-owned facility in Miamisburg, Ohio.

Sigma-Aldrich currently employs more than 900 people in Wisconsin, 650 of whom work in Milwaukee and 250 of whom work at its manufacturing facilities in Sheboygan. Of the 425 employees currently working in buildings adjacent to the Marquette Interchange, 400 will be relocated to Teutonia Avenue with the remainder moving to other local facilities. Given two-and-one-half years to plan and anticipated ongoing growth in its business, the Company does not expect any job losses as a direct result of relocating its operations.

In commenting on the announced sale & leaseback and the Company's plans for replacement facilities, Chairman and CEO David Harvey said: "After more than a year-and-a-half of intense arms length negotiation, we are very pleased to have reached this agreement that enables WISDOT to carry out its important work in reconstructing the Marquette Interchange while at the same time providing a fair outcome for our Company. The agreement should enable us to continue to provide uninterrupted and unparalleled service to our customers, continued employment to all of our Milwaukee-based employees and, with significant additional investment of our own, more modern and productive operations to meet the legitimate needs of our public shareholders. Aldrich has been a proud and committed corporate citizen of Milwaukee for more than 50 years and through the plans we've announced today Sigma-Aldrich reaffirms its commitment to Milwaukee for years to come."

Dr. Harvey went on to say: "We appreciate all of the time, effort and goodwill that WISDOT and its people have invested thus far in reaching this agreement. And we pledge our absolute best efforts to assist them where possible on the Marquette Interchange project and on their ongoing work to keep Milwaukee's freeways safe and vibrant for our employees, Wisconsin-based customers and neighbors."

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and chemical manufacturing. We have customers in life science companies, university and government institutions, hospitals and in industry. Sigma-Aldrich operates in 34 countries and has 6,000 employees providing excellent service worldwide. We are committed to the success of our Customers, Employees and Shareholders through leadership in Life Science, High Technology and Service.

Cautionary Statement: This release contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, and other statements regarding the Company's expectations, goals, beliefs, intentions and the like regarding future sales, earnings, return on equity and other matters. These statements involve assumptions regarding Company operations and investments, including its relocation from existing facilities and construction of replacement facilities, as well as conditions in the markets the Company serves. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this news release, due to, but not limited to, such factors as changes in pricing and the competitive environment, other changes in the business environment in which the Company operates, changes in refurbishment and construction cost levels, changes in research funding, uncertainties surrounding government healthcare reform, government regulations applicable to the business and the impact of fluctuations in interest rates and foreign currency exchange rates. The Company does not undertake any obligation to update these forward-looking statements.

For more information about Sigma-Aldrich, please visit our award-winning web site at www.sigma-aldrich.com.